(a)(1)(ii)

LETTER OF TRANSMITTAL

To Accompany Shares of Common Stock

of

SunAmerica Focused Alpha Growth Fund, Inc.

Tendered for Purchase Pursuant to the Offer

Dated OCTOBER 7, 2010

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON NOVEMBER 11, 2010, AT 5:00 P.M., EASTERN TIME, UNLESS THE OFFER IS EXTENDED (“EXPIRATION DATE”).

COMPUTERSHARE TRUST COMPANY, N.A., DEPOSITARY:

INFORMATION REGARDING PARTICIPATION BY MAIL OR COURIER:

COMPUTERSHARE TRUST COMPANY, N.A.,

250 ROYALL STREET, SUITE V

CANTON, MA 02021

DESCRIPTION OF SHARES TENDERED FOR PURCHASE (See Instructions 4 and 5)
Name(s) and Address(es) of Registered Holder(s) Please Fill in Exactly as Name(s) Appear(s) on Certificate	Shares(s) Tendered for Purchase (Please include Shares held in dividend reinvestment plan)*** (Attach additional signed list, if necessary)
	Share Certificate Number(s)*	Total Number of Shares Represented By Certificate(s)**	Dividend Reinvestment Shares Represented

Total Shares Tendered for Purchase

*      Need not be completed by Book-Entry Stockholders.

**    Unless otherwise indicated, it will be assumed that all shares evidenced by any certificates delivered to the Depositary are being submitted for purchase—See Instruction 2.

***  If you do not indicate any dividend reinvestment shares, uncertificated shares held in the name of the Plan Agent pursuant to the Fund’s Dividend Reinvestment Plan will NOT be tendered.

☐	If any of your certificates have been mutilated, lost, stolen or destroyed, check here and return this Letter of Transmittal to the Depositary, Computershare Trust Company, N.A., or call them at 1-800-426-5523. They will advise you of the requirements for receiving payment.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THAT LISTED ABOVE IS NOT A VALID DELIVERY TO THE DEPOSITARY. YOU MUST ALSO SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW AND COMPLETE THE APPROPRIATE FORM W-9 OR W-8, AS APPLICABLE. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL, THE CERTIFICATES FOR SHARES (IF ANY) AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND RISK OF THE PARTICIPATING STOCKHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH

RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. THE PARTICIPATING STOCKHOLDER HAS THE RESPONSIBILITY TO CAUSE THE LETTER OF TRANSMITTAL, CERTIFICATES (IF ANY) AND OTHER DOCUMENTS TO BE TIMELY DELIVERED.

This Letter of Transmittal is to be used (a) if certificates for Common Shares (as defined below) are to be forwarded herewith; (b) if uncertificated shares held by the Fund’s Plan Agent pursuant to the Fund’s dividend reinvestment plan are to be submitted, or (c) if tenders are to be made by book-entry transfer to any of the accounts maintained by the Depositary at the Depositary Trust Company (“DTC”). To participate in the Offer, a properly completed and executed Letter of Transmittal (or photocopy bearing original signature(s) and any required signature guarantees), any certificates representing shares tendered for purchase, and any other documents required by this Letter of Transmittal should be mailed or delivered to the Depositary at the appropriate address set forth above and must be received by the Depositary prior to 5:00 p.m., Eastern time, on the Expiration Date. Delivery of documents to a book-entry transfer facility does not constitute delivery to the Depositary.

☐	CHECK HERE IF SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name(s) of Institution Submitting Shares:

Account Number:

Transaction Code Number:

If the tendered Shares are being tendered by a Nominee holder on behalf of its customers, please state the number of customer accounts for whose benefit the tender is made:

Ladies and Gentlemen:

The person(s) signing this Letter of Transmittal (“Signor” or “Stockholder”) hereby expresses a desire to participate in the Offer and hereby requests the purchase by SunAmerica Focused Alpha Growth Fund, Inc. (“Fund”) of the shares of common stock, par value $0.001 per share, of the Fund (“Shares”), in exchange for a pro-rata portion of each of the securities (other than (i) securities which, if distributed, would be required to be registered under the Securities Act of 1933, as amended (“1933 Act”); (ii) securities issued by entities in countries which restrict or prohibit the holding of securities by non-nationals other than through qualified investment vehicles, or whose distribution would otherwise be contrary to applicable local laws, rules or regulations; and (iii) certain portfolio assets (such as forward currency exchange contracts, futures and options contracts, and repurchase agreements) that include the assumption of contractual obligations, require special trading facilities or can only be traded with the counterparty to the transaction in order to effect a change in beneficial ownership) (“Portfolio Securities”), subject to adjustments for fractional shares and cash held in the Fund’s investment portfolio. The consideration to be paid for each Share of the Fund tendered for purchase will be equal to 98.50% of the net asset value (“NAV”) per Share as of the close of regular trading on the New York Stock Exchange (“NYSE”) on the business day immediately following the day the offer expires (the “Pricing Date”). The offer period will expire at 5:00 p.m. Eastern time on November 11, 2010, unless extended (“Expiration Date”). This Letter of Transmittal is subject to the terms and conditions described in the Offer Notice dated October 7, 2010 (which Offer Notice and Letter of Transmittal together are referred to in these documents as “Offer Documents”). Receipt of the Offer Documents are acknowledged by the Signor.

Subject to, and effective upon, acceptance for payment of, or payment for, Shares tendered by the Signor for purchase in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms or conditions of any extension or amendment), the Signor hereby sells, assigns and transfers to, or upon the order of, the Fund all right, title and interest in and to all of the Shares that are being tendered for purchase that may be purchased by the Fund pursuant to the Offer (and any and all dividends and distributions in respect of such Shares on or after the Expiration Date) and the Signor irrevocably constitutes and appoints Computershare Trust Company, N.A. (“Depositary”) as the true and lawful agent and attorney-in-fact of the Signor with respect to such Shares (and any such dividends and distributions in respect of such Shares on or after the Expiration Date), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to: (a) present certificate(s) for such Shares (and any such dividends and distributions in respect of such Shares on or after the Expiration Date), or transfer ownership of such Shares, together, in either such case, with all accompanying evidence of transfer and authenticity to or upon the order of the Fund; (b) present such Shares (and any such other dividends and distributions in respect of such Shares on or after the Expiration Date), for transfer on the books of the Fund; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, subject to the succeeding paragraph, all in accordance with the terms and conditions set forth in the Offer.

The Signor hereby represents and warrants that: (a) the Signor has full power and authority to submit, sell, assign and transfer the Shares tendered for purchase (and any and all dividends and distributions in respect of such Shares on or after the Expiration Date); (b) when and to the extent the Fund accepts the Shares for purchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances, or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) the Signor is not an “affiliated person” of the Fund, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), or an affiliated person of an affiliated person of the Fund, and is not prohibited by the 1940 Act from participating in the Offer; (d) on request, the Signor will execute and deliver any additional documents deemed by the Depositary or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares (and any and all dividends and distributions in respect of such Shares on or after the Expiration Date); and (e) the Signor has read and agreed to all of the terms of the Offer.

The name(s) and address(es) of the registered owner(s) should be printed as they appear on the registration of the Shares. If the Shares tendered for purchase are in certificate form, the certificate(s) representing such Shares must be returned together with this Letter of Transmittal.

The Signor recognizes that the Fund is offering to purchase up to thirty percent (30%) of its issued and outstanding shares of common stock. The Signor further recognizes that if the number of shares tendered for purchase exceeds the number of Shares which the Fund is offering to purchase, the Fund will purchase tendered shares on a pro-rata basis.

The Signor recognizes that, under certain circumstances set forth in the Offer, the Fund may terminate or amend the Offer or may not be required to purchase any of the Shares tendered for purchase. In any such event, the Signor understands that certificate(s) for the Shares not purchased, if any, will be returned to the Signor at its registered address.

The Signor understands that acceptance of Shares by the Fund for purchase represents a binding agreement between the Signor and the Fund upon the terms and conditions of the Offer.

The Signor represents, warrants and agrees that it has established an account eligible to receive Portfolio Securities, it has or will provide account information at the time the Shares are tendered, and it has or will complete the Authorization Instructions Form and submit certain tax information as a condition to participation in the Offer.

The Signor understands that the Fund is not responsible for any errors or deficiencies in a submission and will not be verifying the accuracy of submissions.

All authority conferred or agreed to be conferred by Letter of Transmittal shall survive the death or incapacity of the Signor and all obligations of the Signor under this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the Signor. Except as stated in the Offer Notice, the Stockholder’s tender of Shares for purchase is irrevocable.

AUTHORIZATION INSTRUCTIONS

REGARDING THE OFFER BY

SUNAMERICA FOCUSED ALPHA GROWTH FUND, INC.

As a condition to participation in the Offer, participating stockholders (or the holders of legal title to the Shares if legal and beneficial ownership are held by different persons) are required to establish a brokerage account capable of receiving and holding the Portfolio Securities through DTC (the “Stockholder Account”), or to have such account already existing, information concerning which is provided below as regards the recordholder’s Shares. All requested information should be completed in full.

Name of Record Holder or DTC Participant (if shares held in “street name”):

DTC Participant No.:

Agent Identification No.:

Account No.:

Account Contact Name:

Telephone No. of Account Contact:

E-Mail Address of Account Contact:

E-Mail Address (if available) of Record Holder:

I hereby certify that the information above is correct and accurate and that I am the registered and authorized holder and signatory under such Stockholder Accounts.

I represent that none of the Fund, its Investment Adviser, Sub-Advisers, Information Agent, or Depositary, or any of their agents or representatives (“Parties”) assume any responsibility and/or liability for any errors or deficiencies regarding the Stockholder Account. In the event that the Nominee for my Stockholder Account does not accept for deposit into my Stockholder Account any Portfolio Securities and cash, as mentioned in (2) below for any reason whatsoever, none of the Parties will be held responsible.

I hereby:

(1)	authorize the Nominee for my Stockholder Account to provide any required information requested the Fund, or any of its agents or representatives, that would allow them to validate the Stockholder Accounts information;

(2)	instruct the Nominee for my Stockholder Account to accept for deposit ON A “RECEIVE FREE” BASIS any Portfolio Securities and cash distributed in response to my participation in the Offer;

(3)	acknowledge that the Portfolio Securities will be transferred through the book-entry system maintained by DTC;

(4)	acknowledge that the Nominee will be the party that will confirm to me the transfer of my pro rata portion of Portfolio Securities and cash into my Stockholder Account.

I hereby irrevocably release the Parties from any liability in connection with any communications between any of them and the Nominee for my Stockholder Account.

Record Holder Name:

Signature:

Date:

SIGN HERE

(IMPORTANT: COMPLETE AND SIGN A FORM W-9 OR FORM W-8)

(Signature(s) of the Stockholder(s))

Dated:                         , 200

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) for the Shares or on a security position listing or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted herewith. If signature is by attorney-in-fact, executor, administrator, trustee, guardian, agent, officer of a corporation or another person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 5.)

Name(s):
(Please Print)

Capacity (Full Title):

Address:

City, State, Zip Code

Area Code and Telephone Number:

Employer Identification (Social Security Number):

GUARANTEE OF SIGNATURE(S)

(See Instructions 1 and 5)

Authorized Signature:

Name:

(Please Type or Print)

Title:

Name of Firm:

Address:

(Include Zip Code)

Date:

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.    Guarantee of Signatures.    No signature guarantee is required on this Letter of Transmittal (a) if this Letter of Transmittal is signed by the registered holder(s) of Shares tendered for purchase (including, for purposes of this document, any participant in the book-entry transfer facility of The Depository Trust Company (“DTC”) whose name appears on DTC’s security position listing as the owner of Shares); or (b) if such Shares are tendered for purchase for the account of a firm (an “Eligible Institution”) which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a Stock Transfer Association approved medallion program (such as STAMP, SEMP or MSP). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

2.    Delivery of Letter of Transmittal and Certificates.    This Letter of Transmittal is to be used (a) if certificates for Common Shares (as defined below) are to be forwarded herewith; (b) if uncertificated shares held by the Fund’s Plan Agent pursuant to the Fund’s dividend reinvestment plan are to be submitted, or (c) if tenders are to be made by book-entry transfer to any of the accounts maintained by the Depositary at the Depositary Trust Company (“DTC”). If transfers of Shares tendered for purchase are to be made by book-entry transfer, the Stockholder must also complete the DTC Delivery Election Form included with the materials.

Certificates for all physically tendered Shares or confirmation of a book-entry transfer in the Depositary’s account at DTC of Shares tendered by book-entry transfer, together, in each case, with a properly completed and duly executed Letter of Transmittal or facsimile thereof with any required signature guarantees, and any other documents required by this Letter of Transmittal should be mailed or delivered to the Depositary at the appropriate address set forth herein and must be received by the Depositary prior to 5:00 p.m., Eastern time, on the Expiration Date.

THE METHOD OF DELIVERY OF SHARE CERTIFICATES (IF ANY), THIS LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH ANY BOOK ENTRY TRANSFER FACILITY, IS AT THE OPTION AND SOLE RISK OF THE STOCKHOLDER PRESENTING SHARES FOR PURCHASE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. Stockholders have the responsibility to cause their Shares (in proper certificated or uncertificated form), this Letter of Transmittal (or a photocopy bearing original signature(s) and any required signature guarantees), and any other documents required by this Letter of Transmittal to be delivered in accordance with the Offer.

The Fund will not accept any alternative, conditional or contingent tenders. All stockholders, brokers, dealers, commercial banks, trust companies and other nominees, by execution of this Letter of Transmittal (or photocopy hereof), waive any right to receive any notice of the acceptance of their request for purchase.

3.    Lost Certificates.    In the event that any Stockholder is unable to deliver to the Depositary the Fund certificate(s) representing his, her or its Shares due to the loss or destruction of such certificate(s), such fact should be included on the face of this Letter of Transmittal. In such case, the Stockholder should also contact the Depositary at 1-800-426-5523 to report the lost securities. The Depositary will forward additional documentation which such Stockholder must complete in order to effectively surrender such lost or destroyed certificate(s) (including affidavits of loss and indemnity bonds in lieu thereof). There may be a fee in respect of lost or destroyed certificates, but surrenders hereunder regarding such lost certificates will be processed only after such documentation has been submitted to and approved by the Depositary.

4.    Inadequate Space.    If the space provided in any of the above boxes is inadequate, the necessary information should be listed on a separate schedule signed by all of the required signatories and attached to the Letter of Transmittal.

5.    Signatures on Letter of Transmittal, Authorizations, and Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered for purchase, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Shares tendered for purchase are owned of record by two or more joint owners, all of the owners must sign this Letter of Transmittal. If any of the Shares tendered for purchase are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letter of Transmittals as there are different registrations of certificates.

If this Letter of Transmittal or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Fund of their authority to act in such a fiduciary or representative capacity must be submitted.

If the Letter of Transmittal is signed by the registered holder(s) of the Shares listed and transmitted hereby, no endorsements of certificates or separate stock powers are required unless payment is to be made to a person other than the registered holder(s), in which case the endorsements or signatures on the stock powers, as the case may be, must be signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates. Signatures on such certificates must be guaranteed by an Eligible Institution. See also Instruction 1.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s) for such Shares. Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution. See also Instruction 1.

6.    Transfer Taxes on Shares.    There are no transfer taxes related to the Offer. However, the Offer will generally be a taxable transaction for income tax purposes.

7.    Irregularities.    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Shares tendered for purchase will be determined by the Fund, in its sole discretion, and the Fund’s determination shall be final and binding. The Fund reserves the absolute right to reject any or all Shares tendered for purchase determined not to be in appropriate form or to refuse to accept for payment, purchase or pay for any Shares if, in the opinion of the Fund’s counsel, accepting, purchasing or paying for the Shares would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer in whole or in part, or any defect in any tender, whether generally or with respect to any particular Share(s) or Stockholder(s). Unless waived, any defects or irregularities in connection with a tender must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived. The Fund’s interpretations of the terms and conditions of the Offer (including these instructions) shall be final and binding.

NONE OF THE FUND, THE FUND’S INVESTMENT ADVISER, SUB-ADVISERS, THE DEPOSITARY, THE INFORMATION AGENT, NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF DEFECTS OR IRREGULARITIES IN TENDERS, AND NONE OF THEM SHALL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE; INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO THE AUTHORIZATION INSTRUCTIONS FORM AND NECESSARY TAX INFORMATION.

8.    Questions and Requests for Assistance and Additional Copies.    Questions and requests for assistance may be directed to the Information Agent, Okapi Partners LLC, by telephoning 1-877-279-2311. Requests for additional copies of the Offer Notice and this Letter of Transmittal may also be directed to the Information Agent. Stockholders who do not own Shares directly may also obtain such information and copies from their Nominee. Stockholders who do not own Shares directly are required to present their Shares for purchase through their Nominee and should NOT submit this Letter of Transmittal to the Depositary. The Information Agent will also provide Stockholders, upon request, with a Certificate of Foreign Status of Beneficial Owner for United

States Tax Withholding (W-8 BEN) or a Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States (W-8 ECI).

9.    Federal Income Tax Withholding.

Stockholders Tendering Through Nominees. Each participating U.S. stockholder must have on file with, or provide to, its Nominee a valid IRS Form W-9 to prevent U.S. federal income tax backup withholding at a rate generally equal to 28% of the gross payments made pursuant to the Offer. Non-U.S. stockholders must have on file with, or provide to, its Nominee a valid Form W-8BEN or Form W-8ECI, as appropriate, in order to avoid backup withholding.

Stockholders Tendering Directly Through Depositary. Each participating U.S. stockholder must provide the Depositary with the stockholder’s taxpayer identification number on an IRS Form W-9, with the required certifications being made under penalties of perjury, to prevent U.S. federal income tax backup withholding at a rate generally equal to 28% of the gross payments made pursuant to the Offer. If the stockholder is an individual, the taxpayer identification number is his or her social security number. If the Depositary is not provided with the correct taxpayer identification number, the U.S. stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service in addition to being subject to backup withholding. Each non-U.S. Stockholder presenting Shares for purchase who has not previously submitted a correct, completed and signed Form W-8 BEN or Form W-8 ECI, must submit the appropriate form to the Depositary in order to avoid backup withholding.

Failure to provide the documentation described above to the Nominee or the Depositary, as applicable, will result in a defective tender and the Fund will be unable to purchase the Stockholders’ tendered shares.

10.    Withholding for Non-U.S. Stockholders.    In order to obtain an exemption from withholding on the grounds that the gross proceeds paid pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States, a non-U.S. Stockholder must deliver to the Depositary a properly completed and executed IRS Form W-8 ECI. Otherwise, a non-U.S. Stockholder generally must deliver to the Depository a properly completed and executed IRS Form W-8 BEN. The Depositary will determine a Stockholder’s status as a non-U.S. Stockholder and eligibility for a reduced rate of, or exemption from, withholding by reference to any outstanding certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding (e.g., IRS Forms W-8 BEN or W-8 ECI) unless facts and circumstances indicate that such reliance is not warranted. The Fund will generally withhold 30% of the proceeds otherwise payable to a non-U.S. Stockholder. A non-U.S. Stockholder may be eligible to obtain a refund from the Internal Revenue Service of all or a portion of any tax withheld if such Stockholder satisfies certain requirements or is otherwise able to establish that no tax or a reduced amount of tax is due. Non-U.S. Stockholders are urged to consult their own tax advisers regarding the application of federal income tax withholding, including eligibility for a withholding tax reduction or exemption, and the refund procedure.

THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE OFFER AND ARE ALSO URGED TO REVIEW SECTION 14 OF THE OFFER NOTICE.

IMPORTANT: This Letter of Transmittal (together with certificates for Shares and all other required documents) must be received by the Depositary prior to the Expiration Date, at the appropriate address set forth below.